PROSPECTUS SUPPLEMENT NO. 1



                                OFFER TO EXCHANGE
                                 all outstanding
                    8 3/4% SENIOR SUBORDINATED NOTES DUE 2009
                   ($250,000,000 principal amount outstanding)
                                       for
                    8 3/4% SENIOR SUBORDINATED NOTES DUE 2009
                                       OF
                           IRON MOUNTAIN INCORPORATED



                        The Exchange Offer will expire at
                          5:00 p.m., New York City time
                           on January 13, 1998, unless
                                    extended




         This Prospectus Supplement No. 1 is to notify holders of 8 3/4% Senior Subordinated Notes Due 2009 that in the Prospectus dated December 11, 1997 and the accompanying Letter of Transmittal and Notice of Guaranteed Delivery, all references to "8 3/4% Senior Notes Due 2009" should read "8 3/4% Senior Subordinated Notes Due 2009."



     Prospectus Supplement No. 1, dated December 22, 1997, to the Prospectus dated December 11, 1997.